Exhibit 99.4

EXECUTION COPY

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

March 15, 2007

To: The Macerich Company

401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401

Attention: Chief Financial Officer

Telephone No.:     310-394-6000

Facsimile No.:       310-394-0632

Re: Call Option Transaction Amendment

The purpose of this letter agreement (the “Amendment”) is to amend the terms and conditions of the call option (the “Transaction”) entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and The Macerich Company (“Counterparty”) pursuant to a letter agreement (the “Confirmation”) dated March 12, 2007, pursuant to which Counterparty purchased from JPMorgan a Number of Options equal to 400,000 in connection with the issuance by Counterparty of $800,000,000 principal amount of 3.25% Convertible Senior Notes due 2012 (the “Initial Convertible Notes”) under the Indenture to be dated March 16, 2007 between Counterparty and Deutsche Bank Trust Company Americas, as trustee.  This Amendment relates to, and sets forth the terms of, the purchase by Counterparty from JPMorgan of an additional number of Options (the “Additional Number of Options”) in connection with the issuance by Counterparty of an additional $150,000,000 principal amount of 3.25% Convertible Senior Notes due 2012 (the “Additional Convertible Notes” and, together with the Initial Convertible Notes, the “Convertible Notes”) to the initial purchasers of the Convertible Notes as a result of their exercise of the right granted with respect to such Additional Convertible Notes pursuant to the Purchase Agreement dated March 12, 2007.

Upon the effectiveness of this Amendment, all references to “Number of Options” and “Transaction” in the Confirmation, as amended, will include the Additional Number of Options purchased by Counterparty and Parent pursuant to the terms set forth below, all references to “Convertible Notes” will include the Additional Convertible Notes and, except to the extent specified below, all other provisions of the Confirmation shall apply to the Additional Number of Options as if such Additional Number of Options were originally subject to the Confirmation.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

The terms relating to the purchase of the Additional Number of Options are as follows:

1.  The “Trade Date” with respect to the Additional Number of Options will be March 15, 2007.

2.  The “Number of Options” for the Transaction will be “475,000” reflecting an addition of 75,000 Additional Number of Options.

3.  The “Premium” for the Transaction will be $29,925,000.00 reflecting an increase of the premium payable by the Counterparty to JPMorgan in the amount of $4,725,000.00 for the Additional Number of Options.

A subsidiary of J.P. Morgan Chase & Co.

Organized as a national bank association with limited liability under the United States National Bank Act.

Registered in England branch number BR000746. Authorized by the FSA.

Registered branch address 125 London Wall, London, EC2Y 5AJ. Head office 270 Park Avenue, New York, USA.

4.  The “Premium Payment Date” with respect to the premium for the Additional Number of Options will be March 16, 2007.

5.   The last sentence of the definition of “Exercisable Options” shall be deleted in its entirety.

5.  Counterparty hereby repeats the representations, warranties and agreements contained in the Confirmation with respect to the Amendment or with respect to the Confirmation, as amended by the Amendment, as the context requires.

6.  Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

7.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.  The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this  Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. MORGAN SECURITIES INC., as agent for JPMorgan Chase Bank, National Association

		By:	/s/ Santosh Sreenivasan
Authorized Signatory
Name: Santosh Sreenivasan
Accepted and confirmed:

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Authorized Signatory
Name: Richard A. Bayer